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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   FORM 8-K

                      Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported) September 22, 1999
                                                       ------------------


                         AK STEEL HOLDING CORPORATION
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            (Exact name of registrant as specified in its charter)


      Delaware                File No. 1-13696                31-1401455
--------------------    ----------------------------      ------------------
(State or other           (Commission file number)          (IRS employer
jurisdiction of                                             identification
incorporation)                                              number)


        703 Curtis Street, Middletown, Ohio                      45043
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     (Address of principal executive offices)                  (Zip code)


       Registrant's telephone number, including area code: 513-425-5000
                                                           ------------


                                Not Applicable
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         (Former name or former address, if changed since last report)


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Item 5.   Other Events.
          ------------

        On September 22, 1999, Armco Inc. notified AK Steel Corporation that, pursuant to the provisions of their pending merger agreement, dated as of May 20, 1999, Armco had elected to terminate the merger agreement because the average closing price of the common stock of AK Steel Holding Corporation on the New York Stock Exchange during the ten trading days ended September 21, 1999 was less than $22.00 per share. Pursuant to the merger agreement, the effectiveness of Armco's notice of termination was subject to AK Steel's right to increase the exchange ratio so that the product of the exchange ratio as so increased and the $19.59 average closing price of AK Steel common stock during that ten trading-day period would equal $7.50.

        On September 22, 1999, following its receipt of Armco's termination notice, AK Steel notified Armco that it had elected to increase the exchange ratio to .3829 of a share of AK Steel common stock for each share of Armco common stock. Accordingly, Armco's notice of termination is ineffective. Based upon the 108,662,797 shares of Armco common stock outstanding on August 25, 1999 (the record date for the Armco stockholders meeting), the increased exchange ratio will result in the issuance of approximately 41,607,000 shares of AK Steel common stock to Armco common stockholders upon consummation of the merger.

        A supplement to the joint proxy statement/prospectus of AK Steel and Armco has been sent to stockholders of both companies advising them of these events. AK has also issued a press release announcing the increase in the exchange ratio. A copy of that press release is included as an exhibit to this Current Report.

Item 7.   Exhibit.
          -------

          (a)  Financial Statments of business acquired:

               Not applicable.

          (b)  Pro Forma financial information:

               Not applicable.

          (c)  Exhibit:

               (1)  Press Release, dated September 22, 1999


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                                  Signatures



        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                        AK STEEL HOLDING CORPORATION

                                        /s/ ___________________________
                                            Brenda S. Harmon
                                            Secretary


Dated:  September 22, 1999



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                         AK STEEL HOLDING CORPORATION


                                   FORM 8-K

                                CURRENT REPORT

                                 Exhibit Index




Exhibit No.     Description                                     Page
-----------     -----------                                     ----

    (1)         Press Release, dated September 22, 1999          5






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